Exhibit 10.9

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) OR RULE 144 UNDER THE ACT (OR ANY SIMILAR RULES UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO AMERICA GREENER TECHNOLOGIES CORPORATION THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

3% CONVERTIBLE NOTE

$64,000.00	March 17, 2014

               FOR VALUE RECEIVED, the undersigned, AMERICA GREENER TECHNOLOGIES CORPORATION, an Arizona corporation (the “Company”), hereby promises to pay to the order of JAMES CORRIGAN (the “Noteholder”), in lawful money of the United States of America, and in immediately payable funds, the principal amount of Sixty-four thousand dollars ($64,000) on June 30, 2014 (the “Maturity Date”), together with interest on the unpaid principal balance hereof from the date of this Note at rate of 3% per annum, unless theretofore converted as set forth herein. This Note is being issued to evidence advances previously provided by the Noteholder to the Company.

               1.            Application of Payments. All payments received on account of this Note shall first be applied to the reduction of the unpaid principal balance of this Note. Interest shall be computed on the basis of a year of 360 days, for the actual number of days elapsed. Payment of all amounts due hereunder shall be made at the address of the Noteholder as set forth herein.

               2.            Prepayment. This Note may be prepaid, in whole or in part, without penalty with five (5) days prior written notice to the Noteholder.

               3.            Conversion.

                              (a)          Conversion at the Option of the Holder. At any time prior to the Maturity Date, the outstanding principal amount of this Note, together with all accrued but unpaid interest hereunder (the “Outstanding Balance”), is convertible at the option of the Holder in whole and not in part into shares of the Company’s common stock (the “Company Shares”) at a conversion price of $0.40 per share (the “Conversion Price”); provided, however, that should the Company have closed the pending Share Exchange Agreement dated February 25, 2014 by and among the Company, Osler Incorporated, a Nevada corporation (“Osler”) and the Company’s shareholders, this Note shall then become convertible into shares of the common stock of Osler (the “Osler Shares”) in lieu of Company Shares.

                              (b)          Conversion at the Option of the Company. At any time prior to the Maturity Date, the Outstanding Balance is convertible at the option of the Company in whole and not in part into Company Shares at the Conversion Price; provided, however, that should the Company have closed the pending Share Exchange Agreement dated February 25, 2014 by and among the Company, Osler and the Company’s shareholders, this Note shall then be convertible into Osler Shares in lieu of Company Shares.

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                              (c)          In order to convert the Outstanding Balance, the Noteholder shall deliver to the Company a written Election to Convert, a form of which is attached hereto as Exhibit A. Upon receipt of the written Election to Convert, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Noteholder, and in such name or names as the Noteholder may designate, a certificate or certificates for the full number of Company Shares or Osler Shares, as the case may be, so purchased upon conversion of the Note. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such securities as of the date of delivery of the Election to Convert, notwithstanding that the certificate or certificates representing such securities shall not actually have been delivered or that the stock transfer books of the Company shall then be closed.

                              (d)          In the event that the outstanding Company Shares or Osler Shares, as the case may be, is revised by recapitalization, reclassification, combination of shares, stock split or split-up or stock dividend, the aggregate number and kind of shares subject to conversion under this Note shall be adjusted proportionally, both as to the number of shares and the Conversion Price. No fractional shares will be issued upon conversion, but any fractional share will be rounded up to the nearest whole share.

               4.            Default. The occurrence of any one of the following events shall constitute an Event of Default upon notice thereof as hereinafter provided:

                              (a)          The non-payment, when due, of any principal or interest pursuant to this Note, and such failure continues unremedied for a period of ten (10) days after written or facsimile notice from Noteholder to the Company of such failure;

                              (b)          The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute or any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for thirty (30) days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains undismissed for thirty (30) days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company.

               Upon the occurrence of any Event of Default, the Noteholder may, by written notice to the Company, declare all or any portion of the unpaid principal amount due to Noteholder, together with all accrued interest thereon, immediately due and payable.

               5.            Notices. Any notice, request, instruction, or other document required by the terms of this Note, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by personal delivery, overnight delivery, mailed by registered or certified mail, postage prepaid, with return receipt requested, or sent by facsimile transmission to the addresses of the parties set forth below

If to the Company:	254 South Mulberry Street
Suite 113
Meza, AZ 85202
Attention: Chief Executive Officer
Telecopier: (480) 664-4595

If to the Noteholder:	15572 Columbia Avenue
White Rock, BC Canada V4B 1K6
Telecopier: (604) 244-8902
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               These addresses may be changed from time to time by a notice sent as aforesaid. If notice is given by personal delivery or overnight delivery in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of such delivery provided a receipt is obtained from the recipient. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given upon receipt and delivery or refusal. If notice is given by facsimile transmission in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of delivery if during business hours and if not during business hours, at the next business day after delivery, provided a confirmation is obtained by the sender.

               6.            Governing Law. This Note shall be governed by and construed and interpreted in accordance with the laws of the State of Nevada applicable to contracts made and to be performed entirely therein, without giving effect to the rules and conflicts of law.

               7.            Conformity with Law. It is the intention of the Company and of the Noteholder to conform strictly to applicable usury and similar laws. Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contract for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the principal amount of this Note.

               IN WITNESS WHEREOF, the Company has signed and sealed this Note and delivered as of the day and date first above written.

America Greener Technologies Corporation

By:	/s/ Michael C. Boyko
Michael C. Boyko, Chief Executive Officer
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EXHIBIT A

FORM OF ELECTION TO CONVERT

               The undersigned, the holder of the attached Note, hereby irrevocably elects to exercise their right to convert the Note into shares as more fully described in the Note, and requests that the certificates for such securities be issued in the name of, and delivered to, ________________________, whose address is ___________________________________.

Dated:______________________, 2014	SIGNATURE:

(Signature must conform in all respects to name
of Noteholder as specified in the Note)

(Insert Social Security or Federal Tax I.D.
Number of Noteholder)